UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2010

PACIFIC MERCANTILE BANCORP

(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 438-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 —	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Director.

On April 13, 2010, by unanimous vote of the directors of Pacific Mercantile Bancorp (the “Company”), Andrew M. Phillips was elected to the Company’s Board of Directors to serve as a member of the Board until the 2010 Annual Meeting of Shareholders and until any successor is elected and qualified to serve on the Board in his place and stead. At the same time, the Board of Directors of the Company’s wholly-owned banking subsidiary, Pacific Mercantile Bank elected Mr. Phillips to serve as a member of its Board.

No determination has, as yet, been made as the Board Committees on which Mr. Phillips might serve.

Mr. Phillips, who is 52, is the President of CreditFlex, Inc., a company he founded in 2007, which is engaged in the business of credit-card processing and solutions. Prior thereto, Mr. Phillips owned and operated several payment-processing companies, including CheckRite, a check recovery franchise, Integrated Transaction Services, a full-service processing independent sales organization that specialized in electronic benefits transfers, and Payment Resources International, one of the pioneers in the rapidly expanding field of Internet payment systems. His technological expertise has enabled him to develop some of the financial services industry’s leading processing technologies, including Transaction Central™, a Web-based credit card and an ACH (Automated Clearing House) terminal that features all the functionality of an electronic countertop terminal. As a result, Mr. Phillips brings a wealth of knowledge regarding payment processing services which will be valuable to us in understanding and meeting the needs of our business customers for such services.

On November 27, 2009, Mr. Phillips purchased 2,500 shares of the Company’s Series A Convertible 10% Cumulative Preferred Stock (the “Series A Shares”), at $100 per share, for an aggregate purchase price of $250,000. That purchase was made pursuant to a previously reported private offering of the Series A Shares by the Company that commenced on October 1, 2009. Mr. Phillips purchased those shares at the same per share price and on the same terms at which unaffiliated investors purchased Series A Shares in the private offering. The price and the rights, preferences and privileges of the Series A Shares were determined by the Company long before any offer of Series A Shares was made by the Company to Mr. Phillips.

There were, and there are, no understandings, commitments or agreements between the Company and Mr. Phillips relating to his election to the Board.

Item 7.01	Regulation FD Disclosure.

On April 16, 2010, the Company issued a press release announcing the election of Andrew M. Phillips to the Board of Directors. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and neither such information nor Exhibit 99.1 shall be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following Exhibit is attached to and by this reference is incorporated into this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release issued April 16, 2010 reporting the election of Andrew M. Phillips as a member of the Board of Directors of Pacific Mercantile Bancorp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: April 19, 2010	By:	/s/ NANCY GRAY
Nancy Gray, Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued April 16, 2010 reporting the election of Andrew M. Phillips as a member of the Board of Directors of Pacific Mercantile Bancorp.

E-1